Exhibit 2.1

Execution Version

FIRST AMENDMENT TO LOAN AGREEMENT

This FIRST AMENDMENT TO LOAN AGREEMENT (this “Agreement”) is entered into effective as of December 21, 2022 (the “Amendment Effective Date”), among NEXT BRIDGE HYDROCARBONS, INC., a Nevada corporation (the “Borrower”), each of the other Loan Parties under the Loan Agreement (defined below), and META MATERIALS, INC., a Nevada corporation (“Lender”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Agreement shall have the meanings specified in the Loan Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the other Loan Parties and Lender have entered into that certain Loan Agreement, dated as of September 2, 2022 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrowers have requested that the Lender permit the Borrower to issue a 5% Unsecured Promissory Note of Next Bridge Hydrocarbons, Inc., dated as of December 21, 2022 (the “Note”) in favor of Gregory McCabe, an individual with an address at 500 West Texas Ave., Suite 890, Midland, Texas 79701, in an aggregate principal amount not to exceed $20,000,000 (the “Line of Credit”); and

WHEREAS, the Borrower has requested that the Lender enter into this Agreement to amend the Loan Agreement in certain respects as set forth herein, effective as of the Amendment Effective Date; and

WHEREAS, the Lender is willing to amend the Loan Agreement in certain respects as set forth herein, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrowers and Meta hereby agree as follows:

SECTION 1. Amendments to Loan Agreement. Subject to the satisfaction of each condition precedent set forth in Section 2, and in reliance on the representations, warranties, covenants and agreements contained in this Agreement, the Loan Agreement shall be amended effective as of the Amendment Effective Date in the manner provided in this Section 1.

1.1 Added Definitions. Section 1.01 of the Loan Agreement is hereby amended by adding in alphabetical order the following definition:

“First Amendment” means the First Amendment to Loan Agreement dated as of December 21, 2022 among the Borrowers and Lender.

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“McCabe Promissory Note” means that certain 5% Unsecured Promissory Note issued by Next Bridge Hydrocarbons, Inc., dated December 21, 2022, in favor of Greg McCabe, in a total principal amount not to exceed $20,000,000 at any time, and substantially in the form of Exhibit A to the First Amendment, and as in effect on the date of the First Amendment.

1.2 Addition to Section 5.01. Section 5.01 of the Loan Agreement is amended by adding the following as clause (i):

(i) promptly, upon receipt by any Borrower, copies of any notices or other communications relating to any breach, default, or event of default with respect to the McCabe Promissory Note, and any other modifications or amendments entered into in relation to the McCabe Promissory Note.

1.3 Addition to Section 6.01. Section 6.01 of the Loan Agreement is amended by adding the following as a new clause (g):

(g) unsecured Indebtedness of any Loan Party evidenced by and under the McCabe Promissory Note, as in effect on the date of the First Amendment, in a cumulative aggregate principal amount not to exceed $20,000,000 at any time; provided, no Borrower may make any payments under or in respect of the McCabe Promissory Note to the holder thereof unless and until all outstanding Obligations have been paid in full in cash (other than inchoate indemnification obligations for which no claim has been asserted).

SECTION 2. Conditions. The amendments to the Loan Agreement contained in Section 1 shall be effective upon the satisfaction of each of the conditions set forth in this Section 2.

2.1 Execution and Delivery. The Loan Parties and Lender shall have executed and delivered this Agreement.

2.2 No Event of Default. After giving effect to this Agreement, no Default shall exist.

2.3 Representations and Warranties. After giving effect to this Agreement, the representations and warranties of each Loan Party contained in the Loan Agreement, this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects) on the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects) as of such specified earlier date.

SECTION 3. Representations and Warranties of Loan Parties. To induce the Lender to enter into this Agreement, each Loan Party hereby represents and warrants to the Lender as follows:

3.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to this Agreement, each representation and warranty of such Loan Party contained in the Loan Agreement and in each of the other Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

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3.2 Corporate Authority; No Conflicts. The execution, delivery and performance by each Loan Party (to the extent a party hereto or thereto) of this Agreement and all documents, instruments and agreements contemplated herein (a) are within such Loan Party’s corporate or other organizational powers, (b) have been duly authorized by all necessary action, (c) require no action by or in respect of, or filing with, any court or agency of government, (d) do not violate in any material respect any applicable laws relating to such Loan Party, (e) do not violate or constitute a default under any other material agreements binding upon any Loan Party, or (f) do not result in the creation or imposition of any Lien upon any of the assets of any Loan Party except for Liens permitted under the Loan Agreement.

3.3 Enforceability. This Agreement constitutes the valid and binding obligation of the Borrower and each other Loan Party enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.

3.4 No Default. As of the date hereof, immediately after giving effect to this Agreement, no Default has occurred and is continuing.

SECTION 4. Miscellaneous.

4.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Loan Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Loan Party. Each Loan Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Loan Party under the Loan Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

4.2 Parties in Interest. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3 Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf’” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

4.4 Complete Agreement. THIS AGREEMENT, THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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4.5 Headings. The headings, captions and arrangements used in this Agreement are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Agreement, nor affect the meaning thereof.

4.6 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

4.7 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

4.8 Reference to and Effect on the Loan Documents.

4.8.1 This Agreement shall be deemed to constitute a Loan Document for all purposes and in all respects¶ . Each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Loan Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement. To the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended and otherwise modified by this Agreement.

4.8.2 The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers to be effective as of the Amendment Effective Date.

BORROWERS:

NEXT BRIDGE HYDROCARBONS, INC.

By:	/s/ Clifton DuBose, Jr.
Name: Clifton DuBose, Jr.
Title: CEO

TORCHLIGHT ENERGY, INC.

By:	/s/ Clifton DuBose, Jr.
Name: Clifton DuBose, Jr.
Title: CEO

TORCHLIGHT HAZEL, LLC

By:	/s/ Clifton DuBose, Jr.
Name: Clifton DuBose, Jr.
Title: CEO

HUDSPETH OIL CORPORATION

By:	/s/ Clifton DuBose, Jr.
Name: Clifton DuBose, Jr.
Title: CEO

HUDSPETH OPERATING, LLC

By:	/s/ Clifton DuBose, Jr.
Name: Clifton DuBose, Jr.
Title: CEO

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AGREEMENT]

LENDER:

META MATERIALS, INC.

By:	/s/ Ken Rice
Name: Ken Rice
Title: Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO LOAN AGREEMENT]